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                                                          Exhibit 21  1997 10-K

                          F&M BANCORPORATION, INC.

                            List of Subsidiaries

F&M Merger Corporation
         F&M Bank-Cannon Valley
         F&M Bank-Central*
         F&M Bank-Darlington, National Association*
         F&M Bank-East Troy*
         F&M Bank-Grant County*
         F&M Bank-Kiel*
         F&M Bank-Lakeland*
         F&M Bank-Landmark*
         F&M Bank-Northeast*
         F&M Bank-Prairie du Chien*
         F&M Bank-Superior*
         F&M Bank-Winnebago County*

Bank of South Wayne
F&M Bank-Algoma*
F&M Bank-Appleton*
F&M Bank-Brodhead*
F&M Bank-Hilbert*
F&M Bank-Kaukauna*
F&M Bank-New London*
F&M Bank-Waushara County*
F&M Trust Company

         Each of the above named subsidiaries is organized and existing under the laws of the State of Wisconsin, except that F&M Bank-Darlington, National Association is a national bank and F&M Bank-Cannon Valley is a Minnesota state bank.

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         *Each of these banks has a subsidiary  organized and existing  under the laws of the State of Nevada which holds and manages that bank's investments.